EXHIBIT 32.1

SECTION 906 CERTIFICATION OF
 PRINCIPAL EXECUTIVE OFFICER
OF TERRA TECH CORP.

In connection with the accompanying Annual Report on Form 10-K of Terra Tech Corp. for the year ended December 31, 2012, the undersigned, Derek Peterson, President and Chief Executive Officer of Terra Tech Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     such Annual Report on Form 10-K for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)     the information contained in such Annual Report on Form 10-K for the year ended December 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of Terra Tech Corp.

Date: April 2, 2013	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer (principal executive officer)